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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) December 20, 2005
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                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

             112 Middle Road, #08-01 Midland House, Singapore 188970
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (65) 6332 9287
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01 .OTHER EVENTS

         On December 20, 2005, M2B World Pte Ltd.("M2B World"), a Singapore corporation and a wholly-owned subsidiary of Amaru, Inc., a Nevada corporation (the "Company") entered into a Sale and Purchase Agreement (the "Agreement") with Auston International Group Limited ("Auston"), a Singapore company listed on the Singapore Stock Exchange, whereby Auston will acquire an 81% beneficial ownership in M2B Game World Pte. Ltd. (M2B Game World), a wholly-owned subsidiary of M2B World, in exchange for 71.4 million of Auston shares valued at $2.9 million USD (5,000,000 Singapore Dollars). Following the share exchange transaction and the completion of the placement of an additional 40 million new shares by Auston, M2B World will hold 27% of Auston's outstanding Shares.

         The Agreement further provides that M2B World will continue to manage M2B Game World under a 3-year management contract for a management fee equal to 30% of the company's consolidated pre-tax profits. The Agreement also provides certain guarantees for profit for fiscal 2006 for M2B Game World.

         The transaction was closed on December 31, 2005.


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                                        SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 3, 2006                          AMARU, INC.


                                             By: /s/ Colin Binny
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                                                 Colin Binny
                                                 President